Exhibit 10.4

Continuing Security Agreement

Advanced Photonix, Inc. (the “Debtor”)

Taxpayer ID. No.:_________________________

If a registered organization, State Organization No.: 2164577. State of Organization: Delaware.

Debtor’s Address:	2925 Boardwalk	Ann Arbor	Michigan	48104
	Street	City	State	Zip Code

(1)        Grant of Security Interest. The Debtor grants to The PrivateBank and Trust Company (the “Lender”), whose address is 70 W. Madison Street, Chicago, Illinois 60602, a continuing security interest in the Collateral, as defined below, to secure the payment and performance of all of the Liabilities (as defined below) of the Debtor and all Liabilities of ________N/A  , (the “Borrower”).

“Liabilities,” as used in this agreement, means all obligations, indebtedness and liabilities of the Debtor and/or the Borrower to the Lender and/or any of the Lender’s subsidiaries, affiliates or successors, now existing or later arising, including, without limitation, all loans, advances, interest, costs, overdraft indebtedness, credit card indebtedness, lease obligations, management and services fees or obligations relating to any interest rate, currency or commodity swap agreement, cap or collar agreement, and any other agreement or arrangement designated to protect against fluctuations in interest rates, currency exchange rates or commodity prices, all monetary obligations incurred or accrued during the pendency of any Bankruptcy, insolvency, receivership or other similar proceedings, regardless of whether allowed or allowable in such proceeding, and all renewals, extensions, modifications, consolidations or substitutions of any of the foregoing, whether the Debtor or the Borrower may be liable jointly with others or individually liable as a debtor, maker, co-maker, drawer, endorser, guarantor, surety or otherwise, and whether voluntarily or involuntarily incurred, due or not due, absolute or contingent, direct or indirect, known or unknown, liquidated or unliquidated. Liabilities also include all interest, costs, expenses, and reasonable attorneys’ fees accruing to, or incurred in either collecting any of the Liabilities of the Debtor or the Borrower or protecting, maintaining, or liquidating any collateral for any of the Liabilities, including the Collateral.

(2)    Description of Collateral.“Collateral,” as used in this agreement, means all personal property of Debtor including, without limitation, all of the property set forth in this Section 2 which Debtor now or later owns or has an interest in, wherever located. Notwithstanding the foregoing, “Collateral” as used in this agreement excludes all property deemed “Collateral” under that certain form of Patent, Trademark and Copyright Securities Agreement attached as Exhibit A to that certain Loan Agreement (the “Loan Agreement”), dated as of September 25, 2008, between Debtor and Lender.

(a) all of the Debtor’s Accounts, Chattel Paper, Deposit Accounts, Documents, Equipment, Farm Products, Fixtures, Goods, General Intangibles, Instruments, Inventory, Investment Property, Letter of Credit Rights (whether or not given in support of Accounts), Software, as defined below (words and phrases used herein and not otherwise specifically defined herein shall have the respective meanings assigned to such terms as such terms are defined in the Uniform Commercial Code of the State of Michigan, as in effect from time to time (the “UCC”)), present and future, including but not limited to any items listed on Schedule 1 attached hereto, if any;

(b) all present and future insurance claims relating to any of the above;

(c) all Goods, Instruments (including, without limit, promissory notes), Documents (including, without limit, negotiable Documents), policies and certificates of insurance, Deposit Accounts, and money or other property (except real property which is not a fixture) which are now or later in possession of Lender, or as to which Lender now or later controls possession by documents or otherwise; and

(d) all present and future books, records, and data of the Debtor relating to any of the above; and

(e) all present and future accessions, additions and attachments to, proceeds, parts, products, replacement, substitutions, Supporting Obligations and rights arising out of, any of the above, including but not limited to stock rights, subscription rights, interest, distributions, dividends, stock dividends, stock splits, or liquidating dividends, renewals, all cash and Accounts, insurance policies and proceeds, arising from the sale, rent, lease, casualty loss or other disposition of any of the above and cash and other property which were proceeds of any of the above and are recovered by a bankruptcy trustee or otherwise as a preferential transfer by Debtor.

Where the Collateral is in the possession of the Lender, the Debtor agrees to deliver to the Lender any property which represents an increase in the Collateral or profits or proceeds of the Collateral.

(3)     Collateral Definitions.

(a) “Accounts” means all of the Debtor’s “accounts,” (including without limit “health-care insurance receivables”) as defined in Article 9 of the UCC. Also included are (i) any right to a refund of taxes paid at any time to any governmental entity, (ii) contract rights, and (iii) commercial tort claims.

(b) “Chattel Paper” means all of the Debtor’s “chattel paper” (including without limit “electronic chattel paper” and “tangible chattel paper”) as such terms are defined in Article 9 of the UCC.

(c) “Deposit Accounts” means all of the Debtor’s “deposit accounts,” as defined in Article 9 of the UCC.

(d) “Documents” means all of the Debtor’s “documents,” “documents of title” or a “warehouse receipts,” as such terms are defined in the UCC.

(e) “Equipment” means (i) all of the Debtor’s “equipment,” as defined in Article 9 of the UCC, and (ii) any Documents issued with respect to any of Debtor’s “equipment” (as defined in the UCC). Without limiting the security interest granted, the Debtor represents and warrants that Debtor’s Equipment is presently located at 2925 Boardwalk, Ann Arbor, Michigan 48104 and the locations listed on the attached Schedule of Collateral Locations.

(f) “Farm Products” means all of the Debtor’s “farm products,” as defined in Article 9 of the UCC. The Debtor will provide the Lender with a written list of the buyers, commission merchants or selling agents to or through whom it may sell any Farm Products, in form acceptable to the Lender. The Debtor will keep this list current by notice to the Lender at least seven (7) days prior to any sale. In this paragraph the terms “buyers,” “commission merchants,” and “selling agents” have the meanings given to them in the Federal Food Security Act of 1985, as amended, and in the UCC, as applicable.

(g) “Fixtures” means all of the Debtor’s “fixtures,” as defined in Article 9 of the UCC.

(h) “General Intangibles” means all of the Debtor’s “general intangibles,” (including without limit “payment intangibles”) as such terms are defined in Article 9 of the UCC.

(i) “Goods” means all of the Debtor’s “goods,” as defined in Article 9 of the UCC.

(j) “Instruments” means all of the Debtor’s “instruments,” as defined in Article 9 of the UCC

(k) “Inventory” means (i) all of the Debtor’s “inventory,” as defined in Article 9 of the UCC, and (ii) any Documents issued with respect to any of Debtor’s “inventory” (as defined in the UCC). Without limiting the security interest granted, Debtor represents and warrants that the Debtor’s Inventory is presently located at 2925 Boardwalk, Ann Arbor, Michigan 48104 and the locations listed on the attached Schedule of Collateral Locations.

(l) “Investment Property” means all of the Debtor’s “investment property,” as defined in Article 9 of the UCC, including, without limit, securities, securities accounts, security entitlements, and financial assets.

(m) “Letter of Credit Rights” means all of the Debtor’s “letter of credit rights,” as defined in Article 9 of the UCC.

(n) “Software” means all of the Debtor’s “software,” as defined in Article 9 of the UCC.

(4)     Representations, Warranties, and Covenants. The Debtor represents and warrants to and covenants with the Lender that:

(a) Its chief executive office is at the address shown above on page 1;

(b) (i) The Debtor’s name as it appears in this agreement is identical to the name of the Debtor appearing in the Debtor’s organizational documents, as amended, including any trust documents; and (ii) both the Taxpayer I.D. No. and the State Organization No., if any, shown above are correct;

(c) If Debtor is not a natural person, (i) that it is duly organized, existing and in good standing pursuant to the laws under which it is organized; and (ii) that the execution and delivery of this agreement and the performance of the obligations it imposes (A) are within its powers and have been duly authorized by all necessary action of its governing body; (B) do not contravene the terms of its articles of incorporation or articles of organization, its by-laws, or any partnership agreement, operating agreement or other agreement governing its affairs;

(d) The execution and delivery of this agreement and the performance of the obligations it imposes do not violate any law, conflict with any agreement by which it is bound, or require the consent or approval of any governmental authority or any third party;

(e) This agreement is a valid and binding agreement, enforceable according to its terms;

(f) All balance sheets, profit and loss statement, and other financial statements furnished to the Lender are accurate and fairly reflect the financial condition of the organizations and persons to which they apply on their effective dates, including contingent liabilities of every type, which financial condition has not changed materially and adversely since those dates;

(g) It will pay its Liabilities to the Lender;

(h) It is or will become the owner of the Collateral free from any liens, encumbrances or security interests, except for Permitted Liens (as defined in the Loan Agreement dated September 25, 2008 between Debtor and Lender, as it may be amended or modified from time to time), and will defend the Collateral against all claims and demands of all persons at any time claiming any interest in it;

(i) No person, other than Lender, has possession or control of the Collateral (as defined in the UCC);

(j) It will keep the Collateral free of liens, encumbrances and other security interests except for this security interest and Permitted Liens, maintain it in good repair (ordinary wear and tear excepted), not use it illegally, and exhibit it to the Lender on demand;

(k) It will protect the Collateral from loss, damage, or deterioration from any cause (ordinary wear and tear excepted). At its own expense, the Debtor will maintain comprehensive casualty insurance and other insurance as may be reasonably required by Lender on the Collateral against such risks, in such amounts, with such deductibles and with such companies as may be reasonably satisfactory to the Lender, and provide the Lender with proof of insurance acceptable to the Lender. Each insurance policy shall contain a lender’s loss payable endorsement satisfactory to the Lender and a prohibition against cancellation or amendment of the policy or removal of the Lender as loss payee without at least 30 days prior written notice to the Lender. In all events, the amounts of such insurance coverages shall conform to prudent business practices and shall be in such minimum amounts that the Debtor will not be deemed a co-insurer. If Debtor fails to maintain such insurance, Lender has the option (but not the obligation) to do so and Debtor agrees to repay all amounts so expended by Lender immediately upon demand, together with interest at the highest lawful default rate which could be charged by Lender on any of the Liabilities;

(l) It will not sell or offer to sell, lease, license or otherwise transfer the Collateral, nor change the location of the Collateral, without the written consent of the Lender, except for sale of Inventory in the ordinary course of business;

(m) It will pay promptly when due all taxes and assessments upon the Collateral, or for its use or operation. If Debtor fails to pay any of these taxes, assessments, or other charges in the time provided above, Lender has the option (but not the obligation) to do so and Debtor agrees to repay all amounts so expended by Lender immediately upon demand, together with interest at the highest lawful default rate which could be charged by Lender on any of the Liabilities;

(n) No financing statement covering all or any part of the Collateral or any proceeds is on file in any public office, unless in connection with Permitted Liens or the Lender has approved that filing. Debtor irrevocably authorizes Lender to file one or more financing statements in form reasonably satisfactory to the Debtor and Lender and will pay the cost of filing them in all public offices where filing is deemed by the Lender to be necessary or desirable. In addition, the Debtor shall execute and deliver, or cause to be executed and delivered, such other documents as the Lender may from time to time reasonably request to perfect or to further evidence the security interest created in the Collateral by this agreement, including, without limitation: (i) any certificates of title to the Collateral with the security interest of the Lender noted thereon or executed applications for such certificates of title in form satisfactory to the Lender; (ii) any assignments of claims under government contracts which are included as part of the Collateral, together with any notices and related documents as the Lender may from time to time request; (iii) any assignment of any specific account receivable as the Lender may from time to time request; (iv) a notice of security interest and a control agreement with respect to any Collateral, all in form and substance satisfactory to the Lender; (v) a notice to and acknowledgment from any bailee or other person in possession of any Collateral, all in form and substance satisfactory to the Lender; and (vi) any consent to the assignment of proceeds of any letter of credit, all in form and substance satisfactory to the Lender;

(o) Lender has no obligation to acquire or perfect any lien on or security interest in any asset(s), whether real property or personal property, to secure payment of the Liabilities, and Debtor is not relying upon assets in which the Lender may have a lien or security interest for payment of the Liabilities.

(p) It will not, without at least fifteen (15) days prior written notice to the Lender, change (i) the Debtor’s name, (ii) the Debtor’s business organization, (iii) the jurisdiction under which the Debtor’s business organization is formed or organized, or (iv) the address of the Debtor’s chief executive office or principal residence or of any additional places of the Debtor’s business;

(q) It will provide any information that Lender may reasonably request, and will permit Lender upon prior notice to inspect and copy its books and records during normal business hours;

(r) It will allow the Lender or the Lender’s representative, upon not less than three (3) business days notice (which notice shall not be required following the occurrence of an Event of Default) to enter and remain upon all premises where Collateral is kept or may be located and inspect the Collateral during normal business hours provided that Lender’s representatives shall use good faith efforts not to interfere with the normal operations of Debtor;

(s) It will allow the Lender to take such actions in its own name or in Debtor’s name as Lender, in its sole discretion, deems necessary or appropriate to establish exclusive control (as defined in the UCC) over any Collateral of such nature where control perfects the Lender’s security interest.

(t) The Lender shall have the right now and at any time in the future, in its sole and absolute discretion and without notice to the Debtor, to (i) prepare, file, and sign the Debtor’s name on any proof of claim in bankruptcy or similar document against any owner of the Collateral and (ii) prepare, file, and sign the Debtor’s name on any notice of lien, assignment or satisfaction of lien, or similar document in connection with the Collateral. The Debtor authorizes the Lender to file financing statements containing any collateral description which reasonably describes the Collateral in which a security interest is granted under this agreement.

(5)     Accounts.

(a) Debtor will, in the usual course of its business and at its own cost and expense, on the Lender’s behalf but not as the Lender’s agent, demand and receive and use its best efforts to collect all moneys due or to become due on the Accounts. Until an Event of Default (as defined in the Loan Agreement) and the Lender gives notice to Debtor to the contrary, it may use the funds collected in its business. Upon an Event of Default and upon receipt of notice from the Lender, the Debtor agrees that all sums of money it receives on account of or in payment or settlement of the Accounts shall be held by it as trustee for the Lender without commingling with any of its funds, and shall immediately be delivered to the Lender with endorsement to the Lender’s order of any check or similar instrument. If Lender notifies Debtor that the Liabilities are on a remittance basis, Debtor shall notify its account debtors that all electronic payments on any Account shall be made directly to an account at Lender designated by and under the exclusive control of Lender, and all other payments on the Accounts shall be made directly to a post office box designated by and under the exclusive control of Lender. Lender shall apply received payments against the Liabilities in such order and manner as Lender elects, in its sole discretion. All notices required in this paragraph will be immediately effective when sent. Such notices need not be given prior to the Lender taking action. It is agreed that, at any time the Lender elects after an Event of Default, it shall be entitled, in its own name or in the name of the Debtor or otherwise, but at the expense and cost of the Debtor, to collect, demand, receive, sue for or compromise any and all Accounts, and to give good and sufficient releases, to endorse any checks, drafts or other orders for the payment of money payable to the Debtor in payment and, in its discretion, to file any claims or take any action or proceeding which the Lender may deem necessary or advisable. It is expressly understood and agreed, however, that the Lender shall not be required or obligated in any manner to make any demand or to make any inquiry as to the nature or sufficiency of any payment received by it or to present or file any claim or take any other action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

(b) Upon an Event of Default, the Debtor appoints the Lender or the Lender’s designee as the Debtor’s attorney-in-fact to do all things with reference to the Collateral as provided for in this section including without limitation (1) to receive, open and dispose of mail addressed to the Debtor, (2) to sign the Debtor’s name on any invoice or bill of lading relating to any Collateral, on assignments and verifications of account and on notices to the Debtor’s customers, and (3) to do all things necessary to carry out this agreement. The Debtor ratifies and approves all acts of the Lender as attorney-in-fact.

(c) The Lender shall not be liable for any act or omission, nor any error of judgment or mistake of fact or law, for any loss or damage which Debtor may suffer as a result of Lender’s processing of items or its exercise of any other rights or remedies under this Agreement, other than such acts, omissions, errors or mistakes resulting from the gross negligence or willful misconduct of Lender or its affiliates, subsidiaries, employees or representatives. Except as caused by Lenders’ or its affiliates’, subsidiaries’, employees’ or representatives’ gross negligence or willful misconduct, Debtor agrees to indemnify and hold Lender harmless from and against any third party claims, demands or actions, and all related expenses or liabilities, including, without limitation, attorneys fees and causes of action whatsoever. This power being coupled with an interest is irrevocable until the Liabilities have been fully satisfied.

(d) Immediately upon the Debtor’s receipt of any Collateral consisting of Instruments, Chattel Paper or Documents (“Special Collateral”), the Debtor shall mark the Special Collateral to show that it is subject to the Lender’s security interest and shall deliver the original to the Lender together with appropriate endorsements and other specific evidence of assignment in form and substance satisfactory to the Lender.

(6)     Additional Covenants.

(a) If any monies become available to the Lender that it can apply to any Liabilities (such Liabilities being referred to in this paragraph as the “Debt”), the Lender may apply them to Debt not secured by this agreement.

(b) Without notice to or the consent of the Debtor, the Lender may (i) take any action it chooses against any Borrower, against any collateral for the Debt, or against any other person liable for the Debt; (ii) release any Borrower or any other person liable for the Debt, release any collateral for the Debt, and neglect to perfect any interest in any such collateral; (iii) forbear or agree to forbear from exercising any rights or remedies, including any right of setoff, that it has against the Borrower, any other person liable for the Debt, or any other collateral for the Debt; (iv) extend to any Borrower additional Debt to be secured by this agreement; or (v) renew, extend, modify or amend any Debt, and deal with any Borrower or any other person liable for the Debt as it chooses.

(c) None of the Debtor’s obligations under this agreement shall be affected by (i) any act or omission of the Lender; (ii) the voluntary or involuntary liquidation, sale or other disposition of all or substantially all of the assets of any Borrower, (iii) any receivership, insolvency, bankruptcy, reorganization or other similar proceedings affecting any Borrower or any of its assets; or (iv) any change in the composition or structure of any Borrower or any Debtor, including a merger or consolidation with any other entity.

(d) The Lender’s rights under this section and this agreement are unconditional and absolute, regardless of the unenforceability of any provision of any agreement between any Borrower and the Lender, or the existence of any defense, setoff or counterclaim that any Borrower may be able to assert against the Lender.

(e) Debtor waives all rights of subrogation, contribution, reimbursement, indemnity, exoneration, implied contract, recourse to security, setoff and any other claim (as that term is defined in the federal Bankruptcy Code, as amended from time to time) that it may have or acquire in the future against any Borrower, any other person liable for the Debt, or any collateral for the Debt, because of the existence of this agreement, the Debtor’s performance under this agreement, or the Lender’s availing itself of any rights or remedies under this agreement.

(f) If any payment to the Lender on any Debt is wholly or partially invalidated, set aside, declared fraudulent or required to be repaid under any bankruptcy or insolvency act or code, under any state or federal law, or under common law or equitable principles, then this agreement shall remain in full force and effect or be reinstated, as the case may be, until payment in full to the Lender of the repaid amounts, and of the Debt. If this agreement must be reinstated, the Debtor agrees to execute and deliver to the Lender new agreements and financing statements, if necessary, in form and substance acceptable to the Lender, covering the Collateral.

(7)     Default/Remedies.

(a) If (i) after expiration of any applicable grace period, any of the Liabilities are not paid, when due, whether upon demand or at maturity, whether by acceleration or otherwise, (ii) any warranty, representation, covenant, financial statement, or other information made, given or furnished to Lender by or on behalf of Borrower, Debtor, or any guarantor of any of the Liabilities (“Guarantor”) shall be, or shall prove to have been, false or materially misleading when made, given, or furnished; (iii) any substantial loss, theft, damage or destruction to or of any Collateral, or the issuance or filing of any attachment, levy, garnishment or the commencement of any proceeding in connection with any Collateral or of any other judicial process of, upon or in respect of Borrower, Debtor, any Guarantor, or any Collateral, (iv) unless otherwise expressly permitted under the Loan Agreement, there shall occur any sale or other disposition by Borrower, Debtor, or any Guarantor of any substantial portion of its assets or property or voluntary suspension of the transaction of business by Borrower, Debtor, or any Guarantor, or death, dissolution, termination of existence, merger, consolidation, insolvency, business failure, or assignment for the benefit of creditors of or by Borrower, Debtor, or any Guarantor; or commencement of any proceedings under any state or federal bankruptcy or insolvency laws or laws for the relief of debtors by or against Borrower, Debtor, or any Guarantor; or the appointment of a receiver, trustee, court appointee, sequestrator or otherwise, for all or any part of the property of Borrower, Debtor, or any Guarantor, (v) Lender deems the margin of Collateral insufficient or itself insecure, in good faith believing that the prospect of payment of the Indebtedness or performance of this Agreement is impaired or shall fear deterioration, removal, or waste of Collateral; or (vi) if an Event of Default occurs under the Loan Agreement or a default (after giving effect to any applicable grace period) by anyone occurs under the terms of any agreement related to any of the Liabilities, then the Lender shall have the rights and remedies provided by law or this agreement, including but not limited to, the right to require the Debtor to assemble the Collateral and make it available to the Lender at a place to be designated by the Lender which is reasonably convenient to both parties, the right to take possession of the Collateral with or without demand and with or without process of law, the right to sell and dispose of it, with or without process of law, and distribute the proceeds according to law and any other rights and remedies available to secured parties under the UCC and other applicable laws. Should an Event of Default occur, the Debtor will pay to the Lender all costs reasonably incurred by the Lender for the purpose of enforcing its rights hereunder, to the extent not prohibited by law, including, without limitation: costs of foreclosure; costs of obtaining money damages; and a reasonable fee for the services of internal and outside attorneys employed or engaged by the Lender for any purpose related to this agreement (but without duplication of cost for the same services), including, without limitation, consultation, drafting documents, sending notices or instituting, prosecuting or defending litigation or any proceeding, all such costs shall bear interest at the highest per annum rate applicable to any of the Liabilities, but not in excess of the maximum rate permitted by law.

(b) Debtor agrees that upon an Event of Default the Lender may dispose of any of the Collateral in its then present condition, that the Lender has no duty to repair or clean the Collateral prior to sale, and that the disposal of the Collateral in its present condition or without repair or clean-up shall not affect the commercial reasonableness of such sale or disposition. The Lender’s compliance with any applicable state or federal law requirements in connection with the disposition of the Collateral will not adversely affect the commercial reasonableness of any sale of the Collateral. The Lender may disclaim warranties of title, possession, quiet enjoyment, and the like, and Debtor agrees that any such action shall not affect the commercial reasonableness of the sale. In connection with the right of the Lender to take possession of the Collateral, the Lender may take possession of any other items of property in or on the Collateral at the time of taking possession, and hold them for the Debtor without liability on the part of the Lender. Debtor expressly agrees that Lender may enter upon the premises where the Collateral is believed to be located without any obligation of payment to the Debtor, and that the Lender may, without cost, use any and all of Debtor’s “equipment” (as defined in the UCC) in the manufacturing or processing of any “inventory” (as defined in the UCC) or in growing, raising, cultivating, caring for, harvesting, loading and transportation of any of the Collateral that constitutes “farm products” (as defined in the UCC). If there is any statutory requirement for notice, that requirement shall be met if the Lender sends notice to the Debtor at least ten (10) days prior to the date of sale, disposition, or other event giving rise to the required notice, and such notice shall be deemed commercially reasonable. The Debtor is liable for any deficiency remaining after disposition of the Collateral.

(c) The proceeds of any sale or other disposition of Collateral authorized by this agreement shall be applied by Lender first upon all expenses authorized by the UCC and all reasonable attorneys fees and legal expenses incurred by Lender; then the balance of the proceeds of the sale or other disposition shall be applied to the payment of interest on the Liabilities, then to the payment of principal on Liabilities, then any remaining proceeds shall be paid over to Debtor or to such other person(s) as may be entitled to it under applicable law. Debtor shall remain liable for any deficiency, which shall be due to Lender immediately upon demand. Debtor agrees that Lender shall be under no obligation to accept any noncash proceeds in connection with any sale or disposition of Collateral unless failure to do so would be commercially unreasonable. If Lender agrees in its sole discretion to accept noncash proceeds (unless the failure to do so would be commercially unreasonable), Lender may ascribe any commercially reasonable value to such proceeds. Without limiting the foregoing, Lender may also apply any discount factor in determining the present value of proceeds to be received in the future or may elect to apply proceeds to be received in the future only as and when such proceeds are actually received in cash by Lender.

(8)     Miscellaneous.

(a) Where the Collateral is located at, used in or attached to a facility not owned by the Debtor, the Debtor will use commercially reasonable efforts (which shall not be deemed to require Debtor to pay the applicable lessor or other applicable party to obtain the applicable subordination other than reimbursement of such parties’ out of pocket expenses) to obtain from the lessor, or other appropriate party, a consent to the granting of this security interest and a subordination of the lessor’s interest in any of the Collateral, in form acceptable to the Lender.

(b) At its option the Lender may, but shall be under no duty or obligation to, discharge taxes, liens, security interests or other encumbrances at any time levied or placed on the Collateral, pay for insurance on the Collateral, and pay for the maintenance and preservation of the Collateral, and the Debtor agrees to reimburse the Lender on demand for any payment made or expense incurred by the Lender, with interest at the maximum legal rate.

(c) No delay on the part of Lender in the exercise of any right or remedy shall operate as a waiver, no single or partial exercise by the Lender of any right or remedy shall preclude any other exercise of it or the exercise of any other right or remedy, and no waiver or indulgence by the Lender of any default shall be effective unless in writing and signed by an authorized officer of the Lender, nor shall a waiver on one occasion be construed as a waiver of that right on any future occasion or a waiver of any other right.

(d) The Lender shall not be required to marshal any present or future collateral security (including this agreement and the Collateral) for the Liabilities or any of them or to resort to such collateral security or other assurances of payment in any particular order. To the extent that it lawfully may, the Debtor hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Lender's rights under this agreement or under any other instrument creating or evidencing any of the Liabilities or under which any of the Liabilities is outstanding or by which any of the Liabilities is secured or payment thereof is otherwise assured, and, to the extent allowed by applicable law, the Debtor irrevocably waives the benefits of all such laws.

(e) If any provision of this agreement is invalid, it shall be ineffective only to the extent of its invalidity, and the remaining provisions shall be valid and effective.

(f) Notice from one party to another relating to this agreement shall be deemed effective if made in writing (including telecommunications) and delivered to the recipient’s address, telex number or telecopier number set forth above by any of the following means: (i) hand delivery, (ii) registered or certified mail, postage prepaid, with return receipt requested, (iii) first class or express mail, postage prepaid, (iv) Federal Express or like overnight courier service or (v) telecopy, telex or other wire transmission with request for assurance of receipt in a manner typical with respect to communications of that type. Notice made in accordance with this section shall be deemed delivered on receipt if delivered by hand or wire transmission, on the third business day after mailing if mailed by first class, registered or certified mail, or on the next business day after mailing or deposit with an overnight courier service if delivered by express mail or overnight courier.

(g) To the extent that any of the Liabilities is payable upon demand, nothing contained in this agreement shall modify the terms and conditions of those Liabilities nor shall anything stated in this agreement prevent Lender from making demand, with or without notice and with or without reason, and whether or not a default has occurred, for immediate payment of any or all of those Liabilities at any time.

(h) All rights of the Lender shall inure to the benefit of the Lender’s successors and assigns; and all obligations of the Debtor shall bind the Debtor’s heirs, executors, administrators, successors and assigns. If there is more than one Debtor, their obligations are joint and several.

(i) The Debtor shall pay or reimburse the Lender for all reasonable costs, fees and expenses incurred by the Lender or for which the Lender becomes obligated in connection with the enforcement of this agreement, including reasonable attorneys' fees of counsel to the Lender, which shall also include attorneys' fees and time charges of attorneys who may be employees of the Lender of any of it subsidiaries or affiliates, plus costs and expenses of such attorneys or of the Lender; search fees, costs and expenses; and all taxes payable in connection with this agreement. The Debtor shall pay any and all stamp and other taxes, UCC search fees, filing fees and other costs and expenses in connection with the execution and delivery of this agreement to be delivered hereunder, and agrees to save and hold the Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such costs and expenses. That portion of the Liabilities consisting of costs, expenses or advances to be reimbursed by the Debtor to the Lender pursuant to this Agreement which are not paid on or prior to the date hereof shall be payable by the Debtor to the Lender on demand. If at any time or times hereafter the Lender: (i) employs counsel for advice or other representation (A) with respect to this agreement, (B) to represent the Lender in any litigation, contest, dispute, suit or proceeding or to commence, defend, or intervene or to take any other action in or with respect to any litigation, contest, dispute, suit, or proceeding (whether instituted by the Lender, the Debtor, or any other party) in any way or respect relating to this agreement, or (C) to enforce any rights of the Lender against the Debtor or any other party under of this agreement; (ii) takes any action to protect, collect, sell, liquidate, or otherwise dispose of any of the Collateral; and/or (iii) attempts to or enforces any of the Lender's rights or remedies under this agreement, the reasonable costs and expenses incurred by the Lender in any manner or way with respect to the foregoing, shall be part of the Liabilities, payable by the Debtor to the Lender on demand.

(j) A carbon, photographic or other reproduction of this agreement is sufficient, and can be filed as a financing statement, The Lender is irrevocably appointed the Debtor’s attorney-in-fact to execute any financing statement on Debtor’s behalf covering the Collateral.

(k) The terms and provisions of this security agreement shall be governed by Michigan law.

(9)     Information Sharing. The Lender may provide, without any limitation whatsoever, any information or knowledge the Lender may have about the undersigned or any matter relating to this agreement and any related documents to any of its subsidiaries or affiliates or their successors, or to any one or more purchasers or potential purchasers of this agreement or any related documents, and the undersigned waives any right to privacy the undersigned may have with respect to such matters. The Debtor agrees that the Lender may at any time sell, assign or transfer one or more interests or participations in all or any part of its rights or obligations in this agreement to one or more purchasers whether or not related to the Lender.

(10)      WAIVER OF JURY TRIAL. THE LENDER AND THE DEBTOR, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY AND VOLUNTARILY AND FOR THEIR MUTUAL BENEFIT WAIVE ANY RIGHT EITHER OF THEM HAVE TO A TRIAL BY JURY IN ANY PROCEEDING (WHETHER SOUNDING IN CONTRACT OR TORT) WHICH IS IN ANY WAY CONNECTED WITH THIS OR ANY RELATED AGREEMENT, OR THE RELATIONSHIP ESTABLISHED UNDER THEM. THIS PROVISION MAY ONLY BE MODIFIED IN A WRITTEN INSTRUMENT EXECUTED BY LENDER AND THE DEBTOR.

Dated: September 25, 2008	Debtor:

ADVANCED PHOTONIX, INC.

	By:	/s/ Richard D. Kurtz
SIGNATURE OF

	Its:	CEO and President
TITLE (If applicable)

SCHEDULE OF COLLATERAL LOCATIONS

1.	1240 Avenida Acaso
Camarillo, California 93012 (Ventura County)

2.	Bell Electronics
No. 8 Carmelray Industrial Park 1 Canlubang, Calamba, Laguna, 4217 Philippines